UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 15, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2011, Kodiak Oil & Gas (USA) Inc. (the “Subsidiary”), a wholly owned subsidiary of Kodiak Oil & Gas Corp. (the “Company”), entered into that certain Agreement and Amendment No. 1 to Second Lien Credit Agreement (the “Amendment”) among the Subsidiary, the Company, the lender parties and Wells Fargo Energy Capital, Inc., which amends that certain Second Lien Credit Agreement between the Borrower, Wells Fargo Energy Capital, Inc. and the lender parties thereto dated November 30, 2010 (the “Original Second Lien Credit Agreement”).

The Amendment amends the Original Second Lien Credit Agreement to, among other things, allow the Subsidiary to prepay the original outstanding balance of $40 million prior to November 30, 2011 (the Original Second Lien Credit Agreement only permitted pre-payment after November 30, 2011), provided that such prepayment is accompanied by a premium equal to approximately 2.0% of the principal prepayment.  In addition, pursuant to the Amendment, the Subsidiary increased its borrowings under the Original Second Lien Credit Agreement by $15 million such that the Subsidiary currently has $55 million in borrowings outstanding thereunder.  Under the terms of the Amendment, the Subsidiary may prepay the $15 million in additional borrowings at anytime without any prepayment penalty; provided that such prepayment on the $15 million in additional borrowings is made after the initial $40 million in borrowings has been prepaid.  The Subsidiary used the $15 million borrowed against the Original Second Lien Credit Agreement, as amended by the Amendment, to reduce the Subsidiary’s balance under its first lien revolving credit facility with Wells Fargo Bank, N.A (the“First Lien Revolving Credit Facility”).  As such, the Subsidiary’s outstanding borrowings under its First Lien Revolving Credit Facility are currently $60 million.

In addition, effective July 15, 2011, the amount available for borrowing under the Subsidiary’s First Lien Revolving Credit Facility was increased to $110 million from the previously available $75 million.

All other material terms of the Original Second Lien Credit Agreement and First Lien Revolving Credit Facility remain unchanged.  The foregoing description of the Original Second Lien Credit Agreement, as amended by the Amendment, is a summary only and is qualified in its entirety by reference to the complete text of the Original Second Lien Credit Agreement attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 30, 2010, and the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which are incorporated herein by reference.  For a description of the terms of the First Lien Revolving Credit Facility, see the Company’s Current Reports on Form 8-K filed on May 27, 2010, December 2, 2010 and April 19, 2011, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On July 18, 2011, the Company issued a press release announcing the above-described expansions in the Subsidiary’s credit arrangements and providing an operations update.  A copy of the  press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1

Agreement and Amendment No. 1 to Second Lien Credit Agreement, dated as of July 15, 2011, among Kodiak Oil & Gas (USA) Inc., Kodiak Oil & Gas Corp., as guarantor, the lender parties and Wells Fargo Energy Capital, Inc.

99.1	Press release of Kodiak Oil & Gas Corp. dated July 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: July 18, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement and Amendment No. 1 to Second Lien Credit Agreement, dated as of July 15, 2011, among Kodiak Oil & Gas (USA) Inc., Kodiak Oil & Gas Corp., as guarantor, the lender parties and Wells Fargo Energy Capital, Inc.

99.1	Press release of Kodiak Oil & Gas Corp. dated July 18, 2011.